UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 23, 2012

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 23, 2012, H&R Block, Inc. (the “Company”) announced that Gregory J. Macfarlane has been named the Company’s Chief Financial Officer, effective June 4, 2012. From 2007 through 2011, Mr. Macfarlane was Executive Vice President and Chief Financial Officer of Ceridian Corporation, a provider of human resources, payroll, benefits & payment solutions in Minneapolis, Minnesota.  Prior to that, he held various roles at General Electric Company from 1993 through 2007, most recently serving as Senior Vice President and Chief Financial Officer, WMC Mortgage, GE Money in Burbank, California, from 2004 through 2007.

Under the terms of his employment, which are not pursuant to an employment agreement, Mr. Macfarlane will receive a cash signing bonus of $125,000, an initial award under the Company’s 2003 Long-Term Executive Compensation Plan in the amount of $1,200,000, half of which will be awarded in the form of stock options and half of which will be awarded in the form of restricted shares, and an annual base salary of $550,000.  He will also participate in the Company’s short-term incentive program, with a target incentive of $440,000 for the fiscal year ending April 30, 2013, and will be eligible to receive future equity grants as a participant in the Company’s long-term incentive program. Mr. Macfarlane has agreed to the following post-employment restrictive covenants: non-disclosure of the Company’s confidential business information for two years following his last day of employment, non-solicitation of the Company’s employees for one year following his last day of employment, non-solicitation of the Company’s significant customers for two years following his last day of employment, and non-competition with the Company for two years following his last day of employment. Mr. Macfarlane does not have any family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K, nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.  A copy of the Company’s press release regarding Mr. Macfarlane’s appointment as Chief Financial Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Consistent with the information contained in the Company’s press release dated April 25, 2012, in connection with Mr. Macfarlane’s appointment as Chief Financial Officer of the Company, Jeffrey T. Brown, current Chief Financial Officer of the Company, will transition to the position of Chief Accounting and Risk Officer, effective June 4, 2012.  In connection with this transition, Mr. Macfarlane will assume the role of principal financial officer from Mr. Brown.  Mr. Brown has served as the Company’s Chief Financial Officer since September 2010.  From May 2010 through September 2010, he served as acting Chief Financial Officer of the Company in addition to Vice President and Corporate Controller, a position he held beginning March 2008.  From August 2005 to March 2008, Mr. Brown served as Assistant Vice President, Assistant Controller of H&R Block Management, LLC.  From September 2002 to August 2005, Mr. Brown served as Director of Corporate Accounting for H&R Block Management, LLC.  Under the terms of his employment, which are not pursuant to an employment agreement, Mr. Brown will receive an annual base salary of $387,000 and participate in the Company’s short-term incentive program with a target incentive award of $193,500 for the fiscal year ending April 30, 2013.  In addition, Mr. Brown participates in, and receives stock option grants and restricted shares under, the Company’s 2003 Long-Term Executive Compensation Plan. Mr. Brown does not have any family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K, nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Accounting and Risk Officer of the Company, Jeffrey T. Brown will assume the role of principal accounting officer from Colby R. Brown.  Colby R. Brown will continue to serve in his position as Vice President and Corporate Controller.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued May 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: May 23, 2012	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press release issued May 23, 2012.